UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number)

301 N. Canon Drive, Suite 305 Beverly Hills, CA (Address of principal executive offices)		90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On February 9, 2017, Genius Brands International, Inc. (the “Company”) entered into a private transaction (the “Private Transaction”) pursuant to a Warrant Exercise Agreement (the “Agreement”) with certain holders of the Company’s existing warrants (the “Original Warrants”). The Original Warrants were originally issued on November 3, 2015, to purchase an aggregate of 1,443,334 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $3.30 per share and were to expire on November 3, 2020.

Pursuant to the Agreement, the holders of the Original Warrants and the Company agreed that such Original Warrant holders would exercise their Original Warrants in full and the Company would issue to each such holder new warrants, with the new warrants being identical to the Original Warrants except that the termination date of such new warrants is February 10, 2022 (the “Reload Warrants”). In addition, depending on the number of Original Warrants exercised by all holders of the Original Warrants, the Company also agreed to issue to the holders another new warrant, identical to the Original Warrant except that the exercise price of such warrant is $5.30 and such warrant is not exercisable until August 10, 2017 (the “Market Price Warrants” and together with the Reload Warrants, the “New Warrants”).

The Company expects to receive approximately $3,867,171 from the exercise of the Original Warrants and expects to issue Reload Warrants to purchase an aggregate of 800,000 shares of the Company’s Common Stock and Market Price Warrants to purchase an aggregate of 371,870 shares of the Company’s Common Stock.

The New Warrants will not be registered under the Securities Act of 1933, as amended (the Securities Act), or state securities laws. The New Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended and/or Regulation D thereunder as a private offering, without general solicitation, made only to and with accredited investors.

The foregoing is a summary of the terms of the Reload Warrants, the Market Price Warrants and the Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the form of Reload Warrant, Market Price Warrant and the Agreement, copies of which are filed herewith as Exhibits 4.1, 4.2 and 10.1 respectively.

Chardan Capital Markets LLC (“Chardan”) acted as financial advisor on the Private Transaction in consideration for which Chardan received $363,617 and will be issued New Warrants for 115,000 shares of Common Stock.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

ITEM 3.03.	Material Modification to Rights of Security Holders.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

4.1	Form of Reload Warrant
4.2	Form of Market Price Warrant
10.1	Form of Warrant Exercise Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

By:	/s/ Andrew Heyward
Name:	Andrew Heyward
Title:	Chief Executive Officer

Date: February 10, 2017

3